Exhibit 4.2
WESTWOOD ONE, INC.

SEVENTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of August 30, 2011, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the Subsidiaries of the Company set forth on the signature pages hereto (collectively, the “Subsidiary Guarantors”), and Gores Radio Holdings, LLC, the sole holder of the Notes (the “Noteholder”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Securities Purchase Agreement (defined below).

WITNESSETH:

WHEREAS, the Company and the Noteholder are parties to that certain Securities Purchase Agreement, dated as of April 23, 2009, as amended by that certain Waiver and First Amendment to Securities Purchase Agreement, dated as of October 14, 2009, that certain Second Amendment to Securities Purchase Agreement, dated as of March 30, 2010, that certain Third Amendment to Securities Purchase Agreement and First Amendment to Investor Rights Agreement, dated as of August 17, 2010, that certain Waiver and Fourth Amendment to Securities Purchase Agreement, dated as of April 12, 2011, that certain Fifth Amendment to Securities Purchase Agreement, dated as of April 29, 2011, and that certain Sixth Amendment to Securities Purchase Agreement, dated as of May 11, 2011 (as so amended and in effect on the date hereof, the “Existing Securities Purchase Agreement” and as in effect after giving effect to this Amendment and as may be further, amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012;
WHEREAS, the Company is also party to a certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time, the “Credit Agreement”) with Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as the Arranger and Administrative Agent, and the other financial institutions or entities from time to time parties thereto (the “Banks”);
WHEREAS, the Company has requested that the Banks amend certain provisions of the Credit Agreement as more particularly provided in that certain Eighth Amendment to Credit Agreement (the “Eighth Bank Amendment”), dated as of the date hereof, by and between the Company and the Banks;
WHEREAS, the Company has requested that the Noteholder amend certain provisions of the Existing Securities Purchase Agreement and the Gores Notes as more particularly provided herein; and
WHEREAS, subject to the satisfaction of the conditions set forth in Section 3 hereof, the Noteholder is willing to amend such provisions of the Existing Securities Purchase Agreement and the Gores Notes on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Noteholder agree as follows:

1.Amendments to Securities Purchase Agreement. The Existing Securities Purchase Agreement is hereby amended as follows (the “Securities Purchase Agreement Amendments”):
(a)All references in the Existing Securities Purchase Agreement to “July 15, 2012” are hereby deleted in their entirety and replaced with references to “October 15, 2012”.
(b)Exhibit 1A to the Existing Securities Purchase Agreement is hereby deleted in its entirety and replaced with a new Exhibit 1A in the form of Annex 2 hereto.

2.Amendment to Gores Notes. Upon the effectiveness of this Amendment as provided in Section 3 below, the Gores Notes outstanding on the Effective Date (as defined below) are hereby and shall be deemed to be, automatically and without any further action required on the part of any other Person, amended and restated in their entirety to conform to and have the terms provided in Exhibit 1A to the Securities Purchase Agreement (after giving effect to this Amendment), except that the date, registration number, payee and principal amount set forth in each Gores Note shall remain unchanged (the “Gores Notes Amendments”). At the request of any holder of the Gores Notes, the Company shall execute and deliver a new Gores Note or Gores Notes registered in the name of such holder in the form of Exhibit 1A to the Securities Purchase Agreement (after giving effect to this Amendment) in exchange for the return of the original copy of its existing Gores Note (or, as applicable, in exchange for a customary form of lost note affidavit in respect thereof). Any Gores Note issued on or after the Effective Date shall be in the form of Exhibit 1A to the Securities Purchase Agreement (after giving effect to this Amendment).

3.Conditions to Effectiveness of this Amendment. This Amendment shall become effective when (and no provision of this Amendment shall be effective until) each of the following conditions has been satisfied:
(a)the Noteholder shall have received a copy of this Amendment executed by the Company, the Subsidiary Guarantors and the Noteholder;
(b)the Noteholder shall have received a copy of the fully executed Eighth Bank Amendment in form and substance reasonably satisfactory to the Noteholder (such satisfaction to be evidenced by the execution and delivery of this Amendment by the Noteholder) (a true, correct and complete copy of which is attached hereto as Annex 1); and
(c)the following additional conditions shall have been satisfied:
(i)    the representations and warranties set forth in Section 4 of this Amendment shall be true and correct as of the date hereof; and
(ii)    all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Noteholder and its special counsel (such satisfaction to be evidenced by the execution and delivery of this Amendment by the Noteholder).
The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.
4.Representations and Warranties. To induce the Noteholder to enter into this Amendment, the Company hereby represents and warrants to the Noteholder as of the date hereof and as of the Effective Date that:
(a)The execution and delivery by the Company and the Subsidiary Guarantors of this Amendment and the Eighth Bank Amendment and the performance by the Company and the Subsidiary Guarantors of this Amendment, the Securities Purchase Agreement and the other Financing Documents to which they are parties, and the Eighth Bank Amendment, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) to which they are parties (i) are within each of the Company's and the Subsidiary Guarantors' power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of any of the Company's or any Subsidiary Guarantor's certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company or any Subsidiary; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries (except pursuant to the Security Documents); and (vii) except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.
(b)This Amendment has been duly executed and delivered by the Company and the Subsidiary Guarantors and this Amendment constitutes, a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general or by general principles of equity.
(c)No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(d)Other than payment of the reasonable fees, charges and disbursements of counsel to the Banks incurred in connection with the Eighth Bank Amendment, no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender and/or guarantor, as an inducement to the Company's or such Person's execution and delivery of the Eighth Bank Amendment.
(e)The representations and warranties of each of the Company and the Subsidiary Guarantors and each other Obligor contained in the Securities Purchase Agreement and each of the other Financing Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).

5.Effect of Amendment. Except as expressly set forth herein, all terms of the Existing Securities Purchase Agreement, as amended hereby, each Gores Note, as amended hereby, and each other Financing Document and any document entered into in connection therewith, shall be and remain in full force and effect. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Noteholder under the Existing Securities Purchase Agreement, any other Financing Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Securities Purchase Agreement, any other Financing Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Securities Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

6.Consent to Eighth Bank Amendment. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Noteholder hereby consents to the execution and delivery of the Eighth Bank Amendment in the form attached hereto as Annex 1, and agree that Wells Fargo Capital Finance, LLC and the Banks can rely on this consent as intended third party beneficiaries without the need to independently verify whether any of the conditions precedent to the effectiveness of this Amendment have been satisfied and this sentence may not be amended, modified or supplemented without the prior written consent of Wells Fargo Capital Finance, LLC and the Banks.

7.Confirmation of Amended and Restated Guarantee. By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Amended and Restated Guarantee continues in full force and effect notwithstanding the Securities Purchase Agreement Amendments and the Gores Notes Amendments and (b) the indebtedness, liabilities and obligations of the Company under the Securities Purchase Agreement, the Gores Notes (as amended by this Amendment), each other Financing Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Amended and Restated Guarantee. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of the Noteholder created by or contained in the Securities Purchase Agreement, the Gores Notes or the Amended and Restated Guarantee nor is the Company or any Subsidiary Guarantor released from any covenant, warranty or obligation created by or contained herein or therein, except as such rights, claims, entitlements, covenants and obligations are specifically extinguished, novated, released or amended by this Amendment.

8.Release.
(a)In consideration of the agreements of the Noteholder contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and each Subsidiary Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Noteholder, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, financial advisors, employees, agents and other representatives (the Noteholder and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which the Company, any Subsidiary Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Securities Purchase Agreement, any of the other Financing Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.
(b)Each of the Company and each Subsidiary Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

9.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

10.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Securities Purchase Agreement or the Gores Notes or an accord and satisfaction in regard thereto.

11.Amendments. This Amendment may not be amended, waived or modified without the prior written consent of the Company and the Noteholder.

12.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
13.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

14.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.Entire Understanding. This Amendment and the other Financing Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

16.Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

WESTWOOD ONE, INC.

By:/s/ED MAMMONE
Name: Ed Mammone
Title: SVP Finance

SUBSIDIARY GUARANTORS:
WESTWOOD NATIONAL RADIO CORPORATION
WESTWOOD ONE PROPERTIES, INC.
WESTWOOD ONE RADIO, INC.
WESTWOOD ONE RADIO NETWORKS, INC.
WESTWOOD ONE STATIONS - NYC, INC.

By: /s/ED MAMMONE
Name: Ed Mammone
Title: SVP Finance

The foregoing is hereby agreed to as of the date thereof.

GORES RADIO HOLDINGS, LLC, as Noteholder
By: The Gores Group, LLC, its Manager

By: /S/ STEVE G. EISNER
Name: Steve G. Eisner
Title: Senior Vice President

ANNEX 1

Eighth Bank Amendment

[See Attached]

ANNEX 2

Form of Gores Note

[See Attached]

EXHIBIT 1A

This Note has not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and, accordingly may not be transferred, sold or otherwise disposed of until it has been so registered under such Act and applicable state securities laws or if an exemption from such registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). Beginning on May 1, 2009, the holder of this Note may, upon request, obtain from the Company the Note's issue price, issue date, amount of OID and yield to maturity by contacting the Chief Financial Officer at 40 West 57th Street, 5th Floor, New York, New York 10019.

THIS NOTE AND THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (GORES NOTES), dated as of April 12, 2011 (AS THE SAME MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “GORES NOTES SUBORDINATION AGREEMENT”), BY AND AMONG EACH OF THE hOLDERS OF THE sENIOR nOTES (AS DEFINED THEREIN), EACH OF THE HOLDERS OF THE SUBORDINATED nOTES (AS DEFINED THEREIN) AND WESTWOOD ONE, INC. (the “Company”), to the indebtedness (including interest) owed by the Company or any of ITS subsidiaries pursuant to THE SENIOR DEBT (AS DEFINED THEREIN); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the GORES NOTES Subordination Agreement.

[Form of Gores Note]

Westwood One, Inc.

15.00% Senior Secured Note due October 15, 2012

No. [____]    [Date]
$[____________]    PPN: 961815 A#4

For Value Received, the undersigned, Westwood One, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________________], or registered assigns, the principal sum of (a) [___________________] Dollars, plus (b) all Capitalized Interest Amounts on October 15, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at a rate equal to the rate provided in Section 7.1 of the Securities Purchase Agreement (defined below) and on the dates provided in Section 7.1 of the Securities Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Securities Purchase Agreement.
Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the principal office of the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Securities Purchase Agreement referred to below.
This Note is one of the Gores Notes issued pursuant to the Securities Purchase Agreement, dated as of April 23, 2009 (as may be amended from time to time, the “Securities Purchase Agreement”), between the Company and the respective New Noteholders named therein, and is entitled to the benefits thereof. Notwithstanding anything to the contrary contained in this Note or the Securities Purchase Agreement, each holder of this Note agrees that all indebtedness evidenced hereby, including principal, interest and all other amounts payable hereunder will be subordinate and junior in right of payment to the Senior Debt (as such term is defined in the Gores Notes Subordination Agreement) to the extent set forth in, and in accordance with the terms of, the Gores Notes Subordination Agreement.
Each holder of this Note (including, without limitation, any transferee of this Note), will be deemed, by its acceptance of this Note, (i) to have agreed to the confidentiality provisions set forth in Section 19 of the Securities Purchase Agreement, (ii) to have made the representations, understandings and acknowledgements in Section 5 of the Securities Purchase Agreement and (iii) with respect to any transferee, to have made the representation to the effect that at least one of the statements set forth in Section 12.2(b)(i)-(vi) of the Securities Purchase Agreement is an accurate representation as to each source of funds used by such holder to acquire this Note, as provided therein.
This Note is a registered Note and, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer in accordance with Section 12.2 of the Securities Purchase Agreement, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Gores Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Securities Purchase Agreement, but not otherwise.
Pursuant to the Amended and Restated Guarantee, certain subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of and interest on this Note and the performance by the Company of all of its obligations contained in the Securities Purchase Agreement all as more fully set forth in said Amended and Restated Guarantee.
If an Event of Default, as defined in the Securities Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Securities Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
Westwood One, Inc.

By:
Name:
Title: